As filed with the Securities and Exchange Commission

                         on May 27, 1994

                                             Registration No. 33-




               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM S-8

                     Registration Statement

                              Under

               The Securities Exchange Act of 1933



                   CIRCA PHARMACEUTICALS, INC.
     (Exact name of registrant as specified in its charter)

       New York                                  11-1966265
(State of incorporation)                     (I.R.S. Employer
                                             Identification No.)

            33 Ralph Avenue, Copiague, New York 11726
            (Address of Principal Executive Offices)

           CIRCA PHARMACEUTICALS, INC. 1990 DIRECTORS'
                      STOCK OPTION PLAN
                      (Full Title of Plan)

                       MELVIN SHAROKY, MD
             (President and Chief Executive Officer)

                   CIRCA PHARMACEUTICALS, INC.
                         33 Ralph Avenue
                     Copiague, New York 11726
                           (516) 842-8383
         (Name, address including zip code and telephone number, including area code, of agent for service)

                            Copy to:

                    Alan M. Rashes, Esq.
                    SALON, MARROW & DYCKMAN
                    685 Third Avenue
                    New York, New York 10017
                    (212)661-7100



     Approximate date of proposed commencement of sales pursuant to the plan:
As soon as practicable after the effective date of this Registration Statement.

                CALCULATION OF REGISTRATION FEE

                                        Proposed
Title of                 Proposed       Maximum
Securities     Amount    Maximum        Aggregate Amount of
to be          to be     Offering Price Offering  Registration
Registered     Registered Per Share     Price1    Fee

Common Stock,  500,000   $10.00         $5,000,000  $1,724.14
$.01 par value shares

                        CIRCA PHARMACEUTICALS, INC.

Cross Reference Sheet Pursuant to Rule SK-501(b) Between
Registration
Statement (Form S-8) and Section 10(a) Prospectus

   Item Number and Caption      Heading in Prospectus

1a.General Plan Information     Front Cover Page, Prospectus
                                Summary, Business Section

1b.Securities to be Offered     Front Cover Page

1c.Employees Who May            Eligibility and Participation
   Participate

1d.Purchase of Securities       Securities Covered by this
   Pursuant to the Plan         Prospectus
   and Paymet for
   Securities Offered

1e.Resale Restrictions          Not Applicable

1f.Tax Effects of Plan          Effect of Federal Income Taxation
   Participation

1g.Investment of Funds          Not Applicable

1h.Withdrawal from the Plan:    Not Applicable
   Assignment of Interest

1i.Forfeitures and Penalties    Forfeitures and Penalties

1j.Changes and Deductions       Not Applicable
   and Liens Therefor

2. Information with Respect     Available Information; The Company
   to the Registrant

3. Incorporation of Certain     Documents Incorporated by
   Information by Reference     Reference

4. Description of Securities    Securities Covered by Prospectus,
                                Part II

5. Interests of Named           Part II
   Experts and Counsel

6. Indemnification of           Indemnification of Directors
   Directors and Officers       and Officers, Part II

7. Exemption from Registration  Part II
   Claimed

8. Exhibits                      Part II

9. Undertakings                   Part II
         CIRCA PHARMACEUTICALS, INC.

Cross Reference Sheet Showing Location in Prospectus of
Information Required by Items of Form S-3

   Form S-3 Item and Heading          Location in Prospectus

1. Forepart of the Registration
   Statement and Outside Front
   Cover Page of Prospectus           Front Cover Page

2. Inside Front and Outside Back
   Cover Pages of Prospectus          Inside Front Cover Page

3. Summary Information, Risk Factors
   and Ratio of Earnings to Fixed
   Charges                            The Company

4. Use of Proceeds                    Not Applicable

5. Determination of Offering Price    Not Applicable

6. Dilution                           Not Applicable

7. Selling Security Holders           Selling Stockholders

8. Plan of Distribution               Plan of Distribution

9. Description of Securities
   to be Registered                   Not Applicable

10.Interest of Named Experts
   and Counsel                        Legal Matters

11.Material Changes                   Not Applicable

12.Incorporation of Certain           Incorporation of Certain
   Information by Reference           Documents by Reference

13.Disclosure of Commission Position Indemnification of on Indemnification for Securities Directors and Officers
   Act Liabilities
RE-OFFER PROSPECTUS

                   CIRCA PHARMACEUTICALS, INC.
                         500,000 SHARES
                          COMMON STOCK


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     This Prospectus relates to the offering of 500,000 shares of Common Stock to directors of Circa Pharmaceuticals, Inc., a New
York company, (the "Company") as described in the Circa
Pharmaceuticals, Inc. 1990 Directors' Stock Option Plan (the
"Plan").

     This Prospectus also relates to offers and sales by certain directors (the "Selling Stockholders") of the Company, who may be deemed "affiliates" of the Company as defined in Rule 405 under the Securities Act of 1933, as amended, of shares of Common Stock of the Company that have been or may be acquired by such person upon the exercise of stock options granted to them pursuant to the Plan. The shares that may be so acquired by such persons pursuant to the Plan are herein referred to as "Option Shares".

     The Option Shares may be offered hereby from time to time by any and all of the Selling Stockholders for their own benefit.

     The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock, except to the extent that the Selling Stockholders exercise options to purchase Common Stock from the Company.

     The Company has agreed to bear all expenses (other than stock transfer taxes, brokerage commissions and other selling expenses) in connection with the registration and sale of the Common Stock.

     The Company's Common Stock is traded on the AMEX under the symbol of RXC. On May 26, 1994 the closing price for the Company's Common Stock was $10.00 per share as reported by the American Stock Exchange.

          The date of this Prospectus is May 27, 1994.



No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Stockholder or any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities other than the registered securities to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.



                                                             Page

Available Information. . . . . . . . . . . . . . . . . . . .    3
Prospectus Summary . . . . . . . . . . . . . . . . . . . . .    3
The Company. . . . . . . . . . . . . . . . . . . . . . . . .    4
Circa Pharmaceuticals, Inc. 1990 Directors' Stock. . . . . .
 Option Plan . . . . . . . . . . . . . . . . . . . . . . . .    5
Effects of Federal Income Taxation . . . . . . . . . . . . .    8
Selling Stockholders . . . . . . . . . . . . . . . . . . . .    9
Plan of Distribution . . . . . . . . . . . . . . . . . . . .    9
Documents Incorporated by Reference. . . . . . . . . . . . .   10
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . .   10
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Indemnification of Directors and Officers. . . . . . . . . .   11

                     AVAILABLE INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-8 together with all amendments (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock described in this Prospectus and of which this Prospectus forms a part. Such Registration Statement and the exhibits thereto can be inspected and copied at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other
information with the Commission.   Such reports, proxy statements
and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, New York 10048; and Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the Commission as an exhibit to the Registration Statement, or otherwise, each such statement being qualified and amplified in all respects by such reference.

                       PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus.

     The Plan is based upon the Company's belief that stock ownership by directors benefits the stockholders by affording an eligible director of the Company an opportunity to acquire or increase his proprietary interest in the Company, and thereby to encourage his continued service as a director and to provide him additional incentive to achieve the growth objectives of the Company.

                          THE COMPANY


     Circa Pharmaceuticals, Inc. ("Circa" or the "Company", formerly known as Bolar Pharmaceutical Co., Inc.) was organized under the laws of the State of New York in 1960 and together with its wholly owned subsidiaries, is traded on the American Stock Exchange (symbol RXC). The Company has historically been engaged in developing manufacturing and marketing solid dosage form pharmaceuticals, including prescription and over-the-counter ("OTC") products.

     In February 1990, as a result of an investigation by the Food & Drug Administration ("FDA") the Company ceased manufacturing and marketing all pharmaceutical products and was restricted by the FDA from obtaining scientific review of its applications. In April 1993, following the completion of a comprehensive three year rehabilitation program, the FDA notified Circa that all regulatory restrictions were lifted and that it was in compliance with "Good Manufacturing Practices" ("GMP") and able to, once again, operate under the standard framework of the FDA.

     The Company currently manufactures several OTC products and is also a distributor of a nitroglycerin transdermal system manufac-tured by Hercon Laboratories Corporation. During 1993, following FDA approval of its facilities, Circa began to pursue contract manufacturing and packaging for pharmaceutical companies.

     The Company employs approximately 100 persons, of which 43 are engaged in research and development, including product identifi-cation, market research, product formulation, the development of methods used to analyze various drugs and regulatory affairs. In addition, the Company utilizes independent laboratories to conduct tests and clinical studies, primarily in connection with the establishment of bioequivalence. The Company is currently develop-ing certain prescription drug products which have not previously been approved for proposed use in the United States. These drug products incorporate chemical entities that have been approved by the FDA, but are not necessarily the bioequivalent of any existing brand-name drug. Circa is also developing prescription generic drugs employing alternative drug delivery systems. Current research and development is being conducted at both Circa's Copiague, New York facility and at other companies through joint venture agreements.

          CIRCA PHARMACEUTICALS, INC. 1990 DIRECTORS'
                    STOCK OPTION PLAN

                             General

     The Plan was approved by the Company's Board of Directors on April 30, 1990 and by the Stockholders at the Company's annual meeting held on December 14, 1990. The Plan was amended as of December 31, 1992 and on March 24, 1994. See "Securities Covered By This Prospectus".

     The Plan was adopted to provide stock options to directors to afford eligible directors an opportunity to acquire or increase their proprietary interest in the Company and thereby encourage their continued service as a director and to provide them additional incentive to achieve the growth objectives of the Company. The Plan, which reserved 500,000 shares for option grants, expires on April 30, 2000. To date, options for 87,500 shares of Common Stock have been granted under the Plan.

                   Administration of the Plan

     The Board of Directors of the Company (the "Board") administers the Plan. The Board may at any time and from time to time amend or modify the plan.

                   Description of Common Stock

     The Company is authorized to issue an aggregate of 70,000,000 shares of Common Stock, $.01 par value. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by Stockholders. All voting is on a non-cumulative basis. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive, pro rata, all assets remaining available for distribution. The Common Stock has no preemptive or other subscription rights and is not subject to any future calls or assessments. There are no conversion rights or redemption or sinking fund provisions applicable to shares of Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued and delivered, fully paid and non-assessable.

                         Transfer Agent

     The Transfer Agent is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


                  Eligibility and Participation

     Only eligible directors as defined by the Plan, are eligible to receive a grant of options under the Plan. An eligible director ("Eligible Director" or "Participant") is defined as a director of the Company who is not eligible to receive options under any other plan adopted by the Company.

     The Plan was adopted at the Company's Annual Stockholders' Meeting held on December 14, 1990 and subsequently amended, as of December 31, 1992 and on March 24, 1994. To date, options for 87,500 shares of common stock have been granted under the Plan.

              Securities Covered by this Prospectus

     An aggregate of 500,000 shares of Common Stock are reserved for issuance upon the exercise of options granted under the Plan. The number of shares reserved for issuance is subject to adjustment in the event of a stock split, stock dividend, subdivision or combination of the Common Stock or other changes in corporate structure affecting the Common Stock. The aforementioned adjustments and the manner of application shall be determined solely by the Board of Directors.

     Under the Plan, as amended in March 1994, as of the date when an Eligible Director is initially elected to the Board of Directors and for each respective fiscal year of the Company on the date on which the Stockholders re-elect an Eligible Director at the Annual Meeting of Stockholders, each individual who is then an Eligible Director will be granted an option to purchase 5,000 shares of Common Stock. The options will be non-statutory stock options, not intended to qualify under Section 422 of the Code as Incentive Stock Options ("ISO's"). The purchase price per share of the Common Stock deliverable upon exercise of the option shall be one hundred (100%) percent of the fair market value per share of Common Stock on the day the option is granted. The fair market value shall be the closing price per share as reported by the American Stock Exchange or on a consolidated tape reflecting transactions on such exchange. Options granted under the Plan are exercisable in whole or in part at all times during the period beginning one year from the date of grant, but not as to less than 100 shares of Stock, unless the remaining shares of stock that are so exercisable are less than 100 shares of stock. The options granted shall be for a term of not more than 5 years or until terminated as provided in the Plan (See "Forfeitures and Penalties"). An option shall be exercised by written notice of the exercise, specifying the number of shares of stock being exercised, delivered to the Company at its principal office, together with a cash payment to the Company, for the full amount of the option price, for the number of shares for which the option is exercised. Additionally, prior to the issuance of a certificate for shares pursuant to any option exercise, the optionee shall pay to the Company, in cash, the full amount of any federal and state withholding or other employment taxes applicable to the taxable income of such optionee resulting from such exercise.

                    Forfeitures and Penalties

     Any option held under the Plan shall become exercisable in full on the first anniversary of the date of grant, provided that the Eligible Director has not voluntarily resigned or been removed for cause, as a member of the Board of Directors, on or prior to the first anniversary of the date of grant. Any option granted to an Eligible Director shall remain exercisable after its exercise date at all times during the exercise period, regardless of whether the optionee continues to serve as a member of the Board of Directors.

     Options granted under the Plan are non-transferable otherwise than by will or the laws of descent and distribution.

                 Mergers, Sales or Combinations

     In the case of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding option granted under the Plan shall terminate. However, the optionees shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his option, in whole or part, to the extent that it shall not have previously been exercised, without regard to the date on which such option would otherwise have become exercisable.

                         Plan Amendments

     The Board of Directors may at any time terminate the Plan, and may at any time and from time to time amend or modify the Plan.

                          Term of Plan

     The Plan shall terminate on the tenth anniversary of the Effective Date of the Plan (April 30, 1990).

               EFFECT OF FEDERAL INCOME TAXATION

     Under present Federal income tax laws, options granted under the Plan would have the following tax consequences.

     The options granted under the Plan will be non-statutory stock options not intended to qualify under Section 422 of the Code as ISO's.

     The grant of an option is not a taxable event. When an optionee exercises an option, the optionee recognizes ordinary income in the amount of the market value of the stock purchased, minus any amounts paid for the stock. Such amount will be allowed as a deduction for Federal income tax purposes to the Company.
When an optionee disposes of shares acquired by the exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long or short term capital gain, depending upon the holding period of the shares.

If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares.

     The Plan is not subject to any provisions of ERISA and is not qualified under Section 401(a) of the Code.

                     SELLING STOCKHOLDERS

     The Prospectus covers Option Shares that have been or may be acquired upon exercise of options held by the Selling Stockholders as of the date of this Registration Statement.

     The following table sets forth the name of each Selling Stockholder, each of whom is a director of the Company, the number of shares of Common Stock owned by each Selling Stockholder prior to the offering, and the number of shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering assuming the sale of all of the shares covered hereby.


                                     OPTION SHARES ACQUIRED
SHARES OWNED
                  SHARES OWNED       OR WHICH MAY BE ACQUIRED
AFTER OFFERING
NAME              PRIOR TO OFFERING  AND OFFERED HEREIN
NUMBER  PERCENT

Michael Fedida           -                   30,000
  -     *

Bruce Hausman           2,500                30,000
  -     *

Stanley Grey             -                   25,000
  -     *

Kenneth Siegel           -                    2,500
  -     *

_______________

*Less than one percent.


                      PLAN OF DISTRIBUTION


     The Selling Shareholders may sell shares of Common Stock in any of the following ways: (1) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distri-bution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) on the American Stock Exchange or in the over-the-counter market. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. The Selling stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

               DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby incorporates by reference into this Prospectus, (i) its Annual Report on Form 10-K and as amended for the year ended December 31, 1993, (ii) its Form 10-Q reports for the periods ended March 31, 1993, June 30, 1993, September 30, 1993, and March 31, 1994, (iii) its 8-K reports dated January 15, 1993 and February 4, 1993, and (iv) its proxy statement for the stockholder meeting held on June 22, 1993. The description of the Company's Common Stock is set forth in the Company's Form 10
Registration Statement which became effective    April 30, 1975 and
which is also incorporated by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby are also incorporated herein by reference.

A copy of any such document will be provided by the Company without charge to each person to whom a copy of this Prospectus is delivered on the written or oral request of such person to the Company at 33 Ralph Avenue, Copiague, New York 11726, Attn: Thomas Rice, Chief Financial Officer, Telephone No. (516) 842-8383.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subse-quently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                          LEGAL MATTERS

     The legality of the shares offered hereby have been passed upon for the Company by Salon, Marrow & Dyckman, 685 Third Avenue, New York, New York 10017. Robert V. Marrow, general counsel of the Company is of counsel to Salon, Marrow & Dyckman.

                             EXPERTS

     The Company's consolidated financial statements and the related supplemental schedules, incorporated by reference in this Registration Statement have been incorporated herein in reliance on the report of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.


           INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation contains a provision which indemnifies the personal liabilities of directors of the Company to the Company or to any of its shareholders for monetary damages for breach of his fiduciary duty as a director, except in the case where judgment or final adjudication adverse to such director establishes that such director's acts were in bad faith, or involved intentional misconduct, or a knowing violation of the law or that he personally gained a financial profit or other advantage to which he was not legally entitled or he had authorized the payment of a dividend, or approved a purchase or redemption of the Company's securities, or approved a distribution of assets after dissolution or approved a loan to a director, in violation of New York corporate law. This provision has no effect on the availability of equitable remedies, such as an injunction or rescission for breach of fiduciary duty.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provision or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such an issue.

No dealer, salesman, or any
other person has been autho-
rized to give any information
or to make any representations            500,000 Shares
other than those contained in
this Prospectus, and if given
or made, such information or
representations must not be        CIRCA PHARMACEUTICALS, INC.
relied upon as having been
authorized by the Company.                 Common Stock
This Prospectus does not
constitute an offer to sell or
a solicitation of any offer to
buy, by anyone in any juris-
diction in which such offer or
solicitation is not authorized,
or in which the person making                PROSPECTUS
such offer or solicitation is
not qualified to do so, or to
any person to whom it is
unlawful to make such offer or
solicitation. Neither the                 May 27, 1994
delivery of this Prospectus nor
any sale made hereunder shall
under  any circumstances,
create an implication that
there has been no change in the
affairs of the Company since
the date hereof.


PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Documents Incorporated By Reference

     The Company hereby incorporates by reference into this Prospectus, (i) its Annual Report on Form 10-K and as amended for the year ended December 31, 1993, as amended (ii) its Form 10-Q reports for the quarters ended March 31, 1993, June 30, 1993, September 30, 1993 and March 31, 1994 (iii) its Form 8-K reports dated January 15, 1993 and February 4, 1993, and (iv) its proxy statement for the stockholder meeting held on June 22, 1993. The description of the Company's Common Stock is set forth in the Company's Form 10 Registration Statement which became effective April 30, 1975 and which is also incorporated by reference. All documents filed by the Company pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby are also incorporated herein by reference. A copy of any such document will be provided by the Company without charge to each person to whom a copy of this Prospectus is delivered on the written or oral request of such person to the Company at 33 Ralph Avenue, Copiague, New York 11726, Attn: Thomas Rice, Chief Financial Officer, Telephone No. (516) 842-8383.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subse-quently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.  Securities Covered By This Prospectus
         And Plan For Distribution

     The Company is authorized to issue an aggregate of 70,000,000 shares of Common Stock, $.01 par value. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by Stockholders. All voting is on a non-cumulative basis. The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive, pro rata, all assets remaining available for distribution. The Common Stock has no preemptive or other subscription rights and is not subject to any future calls or assessments. There are no conversion rights or redemption or sinking fund provisions applicable to shares of Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued and delivered, fully paid and non assessable.

     Pursuant to the Circa Pharmaceuticals, Inc. 1990 Directors'
Option Plan, the total number of shares subject to options granted is 500,000 shares of the Corporation's Common Stock, $.01 par value.

     If an Option should lapse or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto, unless the Plan shall have been terminated, shall become available for future grant under the Plan.

Item 5.  Experts

     The financial statements and related schedules of the Company incorporated by reference in this Prospectus have been audited by Coopers & Lybrand, independent accountants, for the periods indicated in their report thereon. The financial statements audited by Coopers & Lybrand have been included in reliance on their report given on their authority as experts in accounting and auditing.
Item 6.  Indemnification of Directors and Officers

     The Registrant's Certificate of Incorporation provides as follows:

            NINTH: (1) No director shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law; or (ii) the liability of a director for any act or omission prior to the adoption of this Article NINTH by the shareholders of the Corporation.

                    (2)  The Corporation shall indemnify any
     person who is or was a director or officer of the Corporation, or is the heir, executor or administrator of any such person, against all expenses (including without limitation attorneys' fees), judgments, amounts paid in settlement and fines incurred by him or her, and shall pay in advance of final disposition the expenses of defense (including without limitation attorneys' fees) incurred by him or her, (i) in connection with or as a result of any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise, including without limitation any counterclaim or crossclaim by or against him or her, to which he or she is or was threatened to be made a party by reason of the fact that he or she, his or her testator or intestate is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, trust, pension or other employee benefit plan, or other entity or enterprise, and (ii) in connection with or as a result of any appeal with respect to any such action, suit or proceeding; provided, however, that no indemnification or payment may be made to or on behalf of any director or officer under this Section 2 if such indemnification or payment is prohibited under the Business Corporation Law of the State of New York or other applicable law as in effect from time to time.

Item 7.  Exemption From Registration Claimed

     The Company has granted options to purchase 87,500 shares of common stock to four of its directors pursuant to the Circa
Pharmaceuticals, Inc. 1990 Directors' Stock Option Plan. Options for 2,500 shares of common stock have been exercised.

     All of the aforementioned issuances of securities have been made in reliance upon the exemption from registration found in section 4(2) of the Securities Act of 1933, as amended. In the above described transactions, each optionholder/stockholder was a director of the Company, having full access to information concerning the Registrant and each had the opportunity to verify the information supplied to him. The stock certificate issued on exercise of the options has been impressed with a restrictive legend and stop transfer instructions have been lodged with the Registrant's transfer agent.

Item 8.  Exhibits, Financial Statement Schedules


              Exhibits                                       Page

3.            Articles of incorporation as amended
              and restated and By-laws                         *

4.1           Circa Pharmaceuticals, Inc. 1990 Directors'
              Stock Option Plan as amended                    E-1

5.1           Opinion of Salon, Marrow & Dyckman              E-3

23.1          Consent of Salon, Marrow & Dyckman to
              be named in the Registration
              Statement.  Reference is made to
              Exhibit 5.1 to this Registration
              Statement, which includes such
              consent.

23.2          Consent of Coopers & Lybrand,
              independent accountants, named in
              the Registration Statement.                     E-5



*The Registrant's By Laws and Registrant's Amended and Restated
Certificates of Incorporation are incorporated by reference from the Registrant's Annual Reports on Forms 10-K filed on April 19,
1990, and March 30, 1992, respectively.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
Statement;

               (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

                       Provided, however, that paragraphs (a) (1)
(i) and (a) (1) (ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amend-ment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized in Copiague, New York on this 11th day of May, 1994.

                          CIRCA PHARMACEUTICALS, INC.


Dated: May 27, 1994       By: /s/Melvin Sharoky, MD
                            Melvin Sharoky, MD,
                            President and Chief Executive
                            Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Melvin Sharoky, MD and Thomas Rice and each acting alone, his true and lawful attorney-in-fact and agents, with full power of substitu-tion and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments and supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Circa Pharmaceuticals, Inc. and on the dated indicated.

     Signature                Title                   Date


 /s/Melvin Sharoky, MD
  Melvin Sharoky, MD     President and Chief         May 27, 1994
                         Executive Officer
                         (Principal
                         Executive Officer)

 /s/Thomas Rice
  Thomas Rice            Executive Vice President,
                         Chief Operating, Financial   May 27, 1994
                         and Accounting Officer
                         (Principal Financial and
                         Accounting Officer) and
                         Director


 /s/Michael Fedida
  Michael Fedida         Director                     May 27, 1994

 /s/Bruce Hausman
  Bruce Hausman          Director                     May 27, 1994

 /s/Stanley B. Grey
  Stanley B. Grey        Director                     May 27, 1994

 /s/Kenneth Siegel
  Kenneth Siegel         Director                     May 27, 1994

 /s/Lawrence Raisfeld
  Lawrence Raisfeld      Director                     May 27, 1994

                        INDEX TO EXHIBITS

              Exhibits                                       Page

3.            Articles of Incorporation as
              amended and By-Laws                              *

4.1           Circa Pharmaceuticals, Inc. 1990 Directors
              Stock Option Plan                               E-1

5.1           Opinion of Salon, Marrow & Dyckman              E-3

23.1          Consent of Salon, Marrow & Dyckman to
              be named in the Registration Statement.
              Reference is made to Exhibit 5.1 to this Registration Statement, which includes such consent.

23.2          Consent of Coopers & Lybrand, independent
              accountants, to be named in Registration
              Statement.                                      E-5


- ---------------
*The Registrant's By Laws and Registrant's Amended and Restated
Certificates of Incorporation are incorporated by reference from the Registrant's Annual Reports on Forms 10-K filed on April 19,
1990, and March 30, 1992, respectively.



                CERTIFICATION OF THE SECRETARY OF
                   CIRCA PHARMACEUTICALS, INC.


              The Company's 1990 Directors' Stock Option Plan
("the plan"), was amended upon the recommendation of the Compensation Committee of the Board of Directors, which recommendation was approved by the Board of Directors in a Resolution made, seconded and unanimously carried at a meeting of the Board of Directors held on March 24, 1994, as follows:

              RESOLVED: Each director not employed
              by the Company will receive an option
              to purchase 5,000 shares of Circa
              common stock on the date of initial
              election to the Board and an option
              to purchase 5,000 shares of Circa
              common stock once each year
              thereafter, on the date of the Annual
              Meeting of Shareholders, provided
              such director continues to serve on
              the Board of Directors for the year
              following that Annual Meeting.
              Directors not employed by the Company
              will also receive an annual retainer
              of $15,000, an additional $1,000 for
              each Audit Committee, Nominating
              Committee and Compensation Committee
              meeting they attend as members of
              those committees.  This is in lieu of
              all compensation heretofore approved
              for members of the Board of
              Directors.

Dated:  Copiague, New York
May 27, 1994



                                  /s/Robert V. Marrow
                                 Robert V. Marrow, Secretary









                             E-1.11

                                                      EXHIBIT 5.1


                     SALON, MARROW & DYCKMAN
                        685 THIRD AVENUE
                    NEW YORK, NEW YORK 10017

                    TELEPHONE (212) 661-7100
                    TELECOPIER (212) 661-3339


              May 27, 1994


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

              Re:  Circa Pharmaceuticals, Inc.

Gentlemen:

              We have acted as counsel for Circa Pharmaceuticals, Inc. (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") pursuant to which 500,000 shares of the Company's common stock ("Common Stock") are reserved for issuance to directors of the Company upon the exercise of non-qualified stock options pursuant to the Company's 1990 Directors' Stock Option Plan (the "Plan").

              We are familiar with the proceedings by which the Plan and the shares of Common Stock have been authorized. We are familiar with the proceedings by which the 500,000 shares of Common Stock reserved for the Plan were approved by the Company's stockholders. We have reviewed and are familiar with the Certificate of Incorporation, as amended, and the By Laws of the Company and such other corporate records and documents as we have deemed necessary to express the opinion herein stated. We have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based upon the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that the shares of the Common Stock have been duly and validly authorized for issuance by the Company, and when issued under the circumstances contemplated by the Plan, will be legally issued, fully paid and non-assessable.




                              E-3.1





U.S. Securities and Exchange Commission
May 27, 1994
Page 2


              We consent to the reference to our firm and the use of this opinion as Exhibit 5 to the Registration Statement.



                                 Salon, Marrow & Dyckman








                              E-3.2
                                                     EXHIBIT 23.2

               CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders of
Circa Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statement of Circa Pharmaceuticals, Inc. on Form S-8 of our report dated February 10, 1994 on our audits of the consolidated financial statements and financial statement schedules of Circa Pharmaceuticals, Inc. as of December 31, 1993 and December 31, 1992, and for each of the three fiscal years in the period ended December 31, 1993, which reports are included in the Annual Report on Form 10-K of Circa Pharmaceuticals, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934. We also consent to the reference to our Firm under the caption "Experts".



                                   COOPERS & LYBRAND




Melville, New York

May 27, 1994





                            E-5.1